Exhibit 99.1

PJT Partners Inc. Reports Third Quarter and Nine Months 2024 Results

Third Quarter Overview

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Record Third Quarter Revenues of $326 million, an increase of 17% from a year ago
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GAAP Pretax Income of $49 million and Adjusted Pretax Income of $51 million, both increased 16% from a year ago
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GAAP Diluted EPS of $0.79 and Adjusted EPS of $0.93, increases of 16% and 19%, respectively, from a year ago

Nine Months Overview

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Record year-to-date Revenues of $1.02 billion, an increase of 23% from a year ago
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GAAP Pretax Income of $168 million and Adjusted Pretax Income of $172 million, increases of 33% and 32%, respectively, from a year ago
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GAAP Diluted EPS of $3.08 and Adjusted EPS of $3.10, increases of 40% and 35%, respectively, from a year ago

Capital Management and Balance Sheet

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Repurchased 2.6 million share and share equivalents through September 30, 2024, with record open market repurchases of 1.9 million shares
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Record cash, cash equivalents and short-term investments of $477 million and no funded debt
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Completed the acquisition of deNovo Partners on October 1, 2024

Paul J. Taubman, Chairman and Chief Executive Officer, said, “Our firm delivered record third quarter and nine months results with strong year-to-date performance in all our businesses. We continue to see progress as measured by the success of our recruiting efforts, the maturation of our team, the expansion of our global reach, and the growing appreciation of our firm’s unique capabilities. As before, we remain highly confident in our future growth prospects.”

New York, October 29, 2024: PJT Partners Inc. (the “Company” or “PJT Partners”) (NYSE: PJT) today announced its financial results for the third quarter and nine months ended September 30, 2024.

Media Relations: Jon Keehner Joele Frank, Wilkinson Brimmer Katcher Tel: +1 212.355.4449 PJT-JF@joelefrank.com	Investor Relations: Sharon Pearson PJT Partners Inc. Tel: +1 212.364.7120 pearson@pjtpartners.com

Revenues

The following table sets forth revenues for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,			Nine Months Ended September 30,
	2024	2023	% Change	2024	2023	% Change
	(Dollars in Millions)
Revenues
Advisory Fees	$283.8	$244.1	16%	$879.6	$736.0	20%
Placement Fees	32.5	26.7	22%	113.8	74.3	53%
Interest Income & Other	10.1	7.6	33%	22.5	14.3	57%
Total Revenues	$326.3	$278.4	17%	$1,015.9	$824.6	23%

Three Months Ended

The increase in Advisory Revenues was principally due to an increase in private capital solutions revenues.

The increase in Placement Revenues was due to an increase in fund placement revenues.

The increase in Interest Income & Other was principally due to higher interest income.

Nine Months Ended

The increase in Advisory Revenues was due to increases in strategic advisory, restructuring and private capital solutions revenues.

The increase in Placement Revenues was due to a significant increase in fund placement revenues.

The increase in Interest Income & Other was principally due to higher interest income.

Expenses

The following tables set forth information relating to the Company’s expenses for the three and nine months ended September 30, 2024 and 2023:

	Three Months Ended September 30,
	2024		2023
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$226.8	$226.8	$193.5	$193.5
% of Revenues	69.5%	69.5%	69.5%	69.5%
Non-Compensation	$50.1	$48.9	$42.4	$41.1
% of Revenues	15.4%	15.0%	15.2%	14.8%
Total Expenses	$276.9	$275.7	$235.8	$234.6
% of Revenues	84.9%	84.5%	84.7%	84.3%
Pretax Income	$49.4	$50.6	$42.6	$43.8
% of Revenues	15.1%	15.5%	15.3%	15.7%

	Nine Months Ended September 30,
	2024		2023
	GAAP	As Adjusted	GAAP	As Adjusted
	(Dollars in Millions)
Expenses
Compensation and Benefits	$706.0	$706.0	$573.1	$573.1
% of Revenues	69.5%	69.5%	69.5%	69.5%
Non-Compensation	$142.2	$138.3	$125.6	$121.8
% of Revenues	14.0%	13.6%	15.2%	14.8%
Total Expenses	$848.2	$844.3	$698.7	$694.9
% of Revenues	83.5%	83.1%	84.7%	84.3%
Pretax Income	$167.7	$171.6	$125.9	$129.7
% of Revenues	16.5%	16.9%	15.3%	15.7%

Compensation and Benefits Expense

Three Months Ended

Compensation and Benefits Expense was $227 million for the current quarter compared with $193 million in the prior year. The increase in Compensation and Benefits Expense was driven by higher revenues compared with the prior year period.

Nine Months Ended

Compensation and Benefits Expense was $706 million compared with $573 million in the prior year. The increase in Compensation and Benefits Expense was driven by higher revenues compared with the prior year period.

Non-Compensation Expense

Three Months Ended

GAAP Non-Compensation Expense was $50 million for the current quarter compared with $42 million in the prior year. Adjusted Non-Compensation Expense was $49 million for the current quarter compared with $41 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was principally due to increases in Occupancy and Related, Other Expenses and Travel and Related. Occupancy and Related increased principally due to the expansion and lease term extension for our New York headquarters in the fourth quarter of 2023 and further expansion of our London office in the third quarter of 2024. Other Expenses increased principally due to legal reserves, market data expense and the acceleration of contributions to our partner charitable giving program. Travel and Related increased due to increased levels of business travel.

Nine Months Ended

GAAP Non-Compensation Expense was $142 million compared with $126 million in the prior year. Adjusted Non-Compensation Expense was $138 million compared with $122 million in the prior year.

The increase in GAAP and Adjusted Non-Compensation Expense compared with the prior year was due to increases in Occupancy and Related, Other Expenses, Travel and Related, and Communications and Information Services. Occupancy and Related increased principally due to the expansion and lease term extension for our New York headquarters in the fourth quarter of 2023 and further expansion of our London office in the third quarter of 2024. Other Expenses increased principally due to increases in bad debt expense and market data expense. Travel and Related increased due to increased levels of business travel. Communications and Information Services increased principally due to investments in technology infrastructure.

Provision for Taxes

As of September 30, 2024, the Company owned 60.4% of PJT Partners Holdings LP. The Company is subject to U.S. federal and state corporate income tax while PJT Partners Holdings LP and its operating subsidiaries are subject to certain state, local and foreign income taxes. Refer to Note 11. “Stockholders’ Equity” in the “Notes to Consolidated Financial Statements” in “Part II. Item 8. Financial Statements and Supplementary Data” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023 for further information about the corporate ownership structure. The effective tax rate for GAAP Net Income for the three months ended September 30, 2024 and 2023 was 16.8% and 26.8%, respectively. The effective tax rate for GAAP Net Income for the nine months ended September 30, 2024 and 2023 was 12.1% and 20.4%, respectively.

In calculating Adjusted Net Income, If-Converted, the Company has assumed that all outstanding partnership units in PJT Partners Holdings LP (“Partnership Units”) (excluding partnership units that have yet to satisfy certain market conditions) have been exchanged into shares of the Company’s Class A common stock, subjecting all of the Company’s income to corporate-level tax.

The effective tax rate for Adjusted Net Income, If-Converted for the nine months ended September 30, 2024 was 21.0% compared with 25.3% for full year 2023.

Capital Management and Balance Sheet

As of September 30, 2024, the Company held cash, cash equivalents and short-term investments of $477 million and had no funded debt.

During the third quarter 2024, the Company repurchased 189 thousand shares of Class A common stock in the open market, exchanged 103 thousand Partnership Units for cash and net share settled 26 thousand shares of Class A common stock to satisfy employee tax obligations.

In total during the third quarter 2024, the Company repurchased 318 thousand share equivalents at an average price of $124.47 per share. During the nine months ended September 30, 2024, the Company repurchased 2.6 million share equivalents at an average price of $101.48 per share.

As of September 30, 2024, the Company's remaining repurchase authorization was $327 million.

The Company intends to repurchase 125 thousand Partnership Units for cash on November 5, 2024 at a price to be determined by the volume-weighted average price per share of the Company’s Class A common stock on October 31, 2024.

Dividend

The Board of Directors of the Company has declared a quarterly dividend of $0.25 per share of Class A common stock. The dividend will be paid on December 18, 2024 to Class A common stockholders of record as of December 4, 2024.

Quarterly Investor Call Details

PJT Partners will host a conference call on October 29, 2024 at 8:30 a.m. ET to discuss its third quarter and nine months 2024 results. The conference call can be accessed via the internet at www.pjtpartners.com or by dialing +1 (800) 343-5172 (U.S. domestic) or +1 (203) 518-9848 (international), passcode PJTP3Q24. For those unable to listen to the live broadcast, a replay will be available following the call at www.pjtpartners.com.

About PJT Partners

PJT Partners is a premier, global, advisory-focused investment bank that was built from the ground up to be different. Our highly experienced, collaborative teams provide independent advice coupled with old-world, high-touch client service. This ethos has allowed us to attract some of the very best talent in the markets in which we operate. We deliver leading advice to many of the world's most consequential companies, effect some of the most transformative transactions and restructurings and raise billions of dollars of capital around the globe to support startups and more established companies. To learn more about PJT Partners, please visit our website at www.pjtpartners.com.

Forward-Looking Statements

Certain material presented herein contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements include certain information concerning future results of operations, business strategies, acquisitions, financing plans, competitive position, potential growth opportunities, potential operating performance improvements, the effects of competition and the effects of future legislation or regulations. Forward-looking statements include all statements that are not historical facts and can be identified by the use of forward-looking terminology such as the words “believe,” “expect,” “opportunity,” “plan,” “intend,” “anticipate,” “estimate,” “predict,” “potential,” “continue,” “may,” “might,” “should,” “could” or the negative of these terms or similar expressions.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict, many of which are outside our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not place undue reliance upon any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (a) changes in governmental regulations and policies; (b) cyber attacks, security vulnerabilities and internet disruptions, including breaches of data security and privacy leaks, data loss and business interruptions; (c) failures of our computer systems or communication systems, including as a result of a catastrophic event and the use of remote work environments and virtual platforms; (d) the impact of catastrophic events, including business disruptions, pandemics, reductions in employment and an increase in business failures on (1) the U.S. and the global economy and (2) our employees and our ability to provide services to our clients and respond to their needs; (e) the failure of third-party service providers to perform their functions; and (f) volatility in the political and economic environment, including as a result of inflation, elevated interest rates and geopolitical and military conflicts.

Any of these factors, as well as such other factors discussed in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, filed with the United States Securities and Exchange Commission (“SEC”), as such factors may be updated from time to time in the Company’s periodic filings with the SEC, accessible on the SEC’s website at www.sec.gov, could cause the Company’s results to differ materially from those expressed in forward-looking statements. There may be other risks and uncertainties that the Company is unable to predict at this time or that are not currently expected to have a material adverse effect on its business. Any such risks could cause the Company’s results to differ materially from those expressed in forward-looking statements.

Non-GAAP Financial Measures

The following represent key performance measures that management uses in making resource allocation and/or compensation decisions. These measures should not be considered substitutes for, or superior to, financial measures prepared in accordance with GAAP.

Management believes the following non-GAAP measures, when presented together with comparable GAAP measures, are useful to investors in understanding the Company’s operating results: Adjusted Pretax Income; Adjusted Net Income; Adjusted Net Income, If-Converted, in total and on a per-share basis (referred to as “Adjusted EPS”); and Adjusted Non-Compensation Expense. These non-GAAP measures, presented and discussed in this earnings release, remove the impact of: (a) acquisition related intangible asset amortization; and (b) the net change to the amount the Company has agreed to pay Blackstone Inc. ("Blackstone") related to the net realized cash benefit from certain compensation-related tax deductions. Reconciliations of the non-GAAP measures to their most directly comparable GAAP measures and further detail regarding the adjustments are provided in the Appendix.

To help investors understand the effect of the Company’s ownership structure on its Adjusted Net Income, the Company has presented Adjusted Net Income, If-Converted. This measure illustrates the impact of taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding Partnership Units that have yet to satisfy certain market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for transaction-related amortization expense.

Appendix

GAAP Condensed Consolidated Statements of Operations (unaudited)

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

Summary of Shares Outstanding (unaudited)

Footnotes

PJT Partners Inc.

GAAP Condensed Consolidated Statements of Operations (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Revenues
Advisory Fees	$283,787	$244,129	$879,550	$736,013
Placement Fees	32,464	26,660	113,826	74,273
Interest Income and Other	10,071	7,574	22,520	14,342
Total Revenues	326,322	278,363	1,015,896	824,628
Expenses
Compensation and Benefits	226,794	193,457	706,048	573,114
Occupancy and Related	12,961	9,768	37,229	29,699
Travel and Related	8,314	7,177	26,470	22,463
Professional Fees	10,883	10,344	28,012	28,725
Communications and Information Services	4,889	4,479	14,963	12,317
Depreciation and Amortization	2,984	3,547	9,594	10,587
Other Expenses	10,110	7,037	25,891	21,807
Total Expenses	276,935	235,809	848,207	698,712
Income Before Provision for Taxes	49,387	42,554	167,689	125,916
Provision for Taxes	8,314	11,401	20,213	25,725
Net Income	41,073	31,153	147,476	100,191
Net Income Attributable to Non-Controlling Interests	18,923	13,743	64,387	43,304
Net Income Attributable to PJT Partners Inc.	$22,150	$17,410	$83,089	$56,887
Net Income Per Share of Class A Common Stock
Basic	$0.87	$0.69	$3.26	$2.26
Diluted	$0.79	$0.68	$3.08	$2.20
Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,372,621	25,193,359	25,479,195	25,220,031
Diluted	44,642,704	26,644,324	43,831,639	26,630,957

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data (unaudited)

(Dollars in Thousands, Except Share and Per Share Data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
GAAP Net Income	$41,073	$31,153	$147,476	$100,191
Less: GAAP Provision for Taxes	8,314	11,401	20,213	25,725
GAAP Pretax Income	49,387	42,554	167,689	125,916

Adjustments to GAAP Pretax Income
Amortization of Intangible Assets(1)	1,230	1,230	3,690	3,690
Spin-Off-Related Payable Due to Blackstone(2)	16	21	197	100
Adjusted Pretax Income	50,633	43,805	171,576	129,706
Adjusted Taxes(3)	8,524	11,162	20,943	26,068
Adjusted Net Income	42,109	32,643	150,633	103,638

If-Converted Adjustments
Less: Adjusted Taxes(3)	(8,524)	(11,162)	(20,943)	(26,068)
Add: If-Converted Taxes(4)	9,424	11,691	36,031	34,631
Adjusted Net Income, If-Converted	$41,209	$32,114	$135,545	$95,075

GAAP Net Income Per Share of Class A Common Stock
Basic	$0.87	$0.69	$3.26	$2.26
Diluted	$0.79	$0.68	$3.08	$2.20
GAAP Weighted-Average Shares of Class A Common Stock Outstanding
Basic	25,372,621	25,193,359	25,479,195	25,220,031
Diluted	44,642,704	26,644,324	43,831,639	26,630,957

Adjusted Net Income, If-Converted Per Share	$0.93	$0.78	$3.10	$2.30
Weighted-Average Shares Outstanding, If-Converted	44,504,239	41,409,625	43,759,340	41,351,599

PJT Partners Inc.

Reconciliations of GAAP to Non-GAAP Financial Data – continued (unaudited)

(Dollars in Thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Non-Compensation Expenses
Occupancy and Related	$12,961	$9,768	$37,229	$29,699
Travel and Related	8,314	7,177	26,470	22,463
Professional Fees	10,883	10,344	28,012	28,725
Communications and Information Services	4,889	4,479	14,963	12,317
Depreciation and Amortization	2,984	3,547	9,594	10,587
Other Expenses	10,110	7,037	25,891	21,807
GAAP Non-Compensation Expense	50,141	42,352	142,159	125,598
Amortization of Intangible Assets(1)	(1,230)	(1,230)	(3,690)	(3,690)
Spin-Off-Related Payable Due to Blackstone(2)	(16)	(21)	(197)	(100)
Adjusted Non-Compensation Expense	$48,895	$41,101	$138,272	$121,808

PJT Partners Inc.

Summary of Shares Outstanding (unaudited)

The following table provides a summary of weighted-average shares outstanding for the three and nine months ended September 30, 2024 and 2023 for both basic and diluted shares. The table also provides a reconciliation to If-Converted Shares Outstanding assuming that all Partnership Units and unvested PJT Partners Inc. restricted stock units (“RSUs”) were converted to shares of the Company’s Class A common stock:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Weighted-Average Shares Outstanding - GAAP
Basic Shares Outstanding, GAAP	25,372,621	25,193,359	25,479,195	25,220,031
Dilutive Impact of Unvested RSUs(5)	3,437,914	1,450,965	2,702,602	1,410,926
Dilutive Impact of Partnership Units(6)	15,832,169	—	15,649,842	—
Diluted Shares Outstanding, GAAP	44,642,704	26,644,324	43,831,639	26,630,957

Weighted-Average Shares Outstanding - If-Converted
Basic Shares Outstanding, GAAP	25,372,621	25,193,359	25,479,195	25,220,031
Unvested RSUs(5)	3,437,914	1,450,965	2,702,602	1,410,926
Partnership Units(7)	15,693,704	14,765,301	15,577,543	14,720,642
If-Converted Shares Outstanding	44,504,239	41,409,625	43,759,340	41,351,599

	As of September 30,
	2024	2023
Fully-Diluted Shares Outstanding(8)	46,950,955	44,457,247

As of September 30, 2024, in relation to awards granted containing both service and market conditions, the Company had achieved a dividend adjusted 20-day volume-weighted average share price of the Company's Class A common stock in excess of $129. Cumulatively, 2.5 million share equivalents were included in the Company's fully-diluted share count, of which 1.0 million had satisfied both service and market conditions, with the remaining 1.5 million vesting pursuant to ongoing service conditions.

Footnotes

(1)
This adjustment adds back to GAAP Pretax Income amounts for the amortization of intangible assets that are associated with the acquisition of PJT Capital LP on October 1, 2015 and the acquisition of CamberView on October 1, 2018.
(2)
This adjustment adds back to GAAP Pretax Income the net change to the amount the Company has agreed to pay Blackstone related to the net realized cash benefit from certain compensation-related tax deductions. Such amounts are reflected in Other Expenses in the Condensed Consolidated Statements of Operations.
(3)
Represents taxes on Adjusted Pretax Income, considering both current and deferred income tax effects for the current ownership structure.
(4)
Represents taxes on Adjusted Pretax Income, assuming all Partnership Units (excluding Partnership Units that have yet to satisfy market conditions) have been exchanged for shares of the Company’s Class A common stock, resulting in all of the Company’s income becoming subject to corporate-level tax, considering both current and deferred income tax effects. This tax rate excludes a number of adjustments, including the tax benefits of the adjustments for amortization expense.
(5)
Represents the dilutive impact under the treasury method of unvested RSUs that have a remaining service requirement.
(6)
Represents the number of shares assuming the conversion of vested Partnership Units, the dilutive impact of unvested Partnership Units with a remaining service requirement, and the dilutive impact of Partnership Units that achieved certain market conditions as if those conditions were achieved as of the beginning of the reporting period.
(7)
Represents the number of shares assuming the conversion of all Partnership Units, including Partnership Units that achieved certain market conditions as of the date those conditions were achieved.
(8)
Assumes all Partnership Units and unvested RSUs have been converted to shares of the Company’s Class A common stock.

Note: Amounts presented in tables above may not add or recalculate due to rounding.